                                                  [CONFORMED COPY]


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported): February 22, 1995 (January 23, 1995)




                        ROCKEFELLER CENTER PROPERTIES, INC.
                   --------------------------------------------
             (Exact name of registrant as specified in its charter)




   Delaware                        1-8971                   13-3280472
- --------------                ----------------          -----------------
(State or other                (Commission File         (IRS Employer
 jurisdiction)                   Number)               Identification No.)



                1270 Avenue of the Americas, New York, N.Y.  10020
         --------------------------------------------------------------
               (Address of principal executive offices (Zip Code))


       Registrant's telephone number, including area code:  (212) 698-1440

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                                        2


Item 5.  OTHER EVENTS.

          (a) On February 17, 1995, Rockefeller Center Properties, Inc. (the "Company") received the Appraisal of Real Property as of December 31, 1994 prepared by Douglas Elliman Appraisal and Consulting Division ("Douglas Elliman") dated January 11, 1995. Douglas Elliman has been retained by the Company in recent years to provide an annual appraisal of the property (the "Property") which constitutes the principal security for the Company's $1.3 billion convertible participating mortgage loan to the two partnerships which own the Property. This appraisal assigns a value of $1.25 billion to the Property as of December 31, 1994, an increase of $100 million from the value assigned to the Property by Douglas Elliman in its appraisal of the Property as of December 31, 1993 the text of which was filed as an exhibit to the Company's Current Report on Form 8-K dated February 16, 1994.

          (b) On February 21, 1995 the Company received a review and concurrence report dated February 15, 1995 prepared by The Weitzman Group, Inc. ("The Weitzman Group") stating that based upon the review described in such report The Weitzman Group concurred with the Douglas Elliman estimate of the aggregate market value of the Property described in (a) above and that, in the opinion of The Weitzman Group, the aggregate market value estimated by Douglas Elliman does not vary by more than 5.0 percent from the aggregate market value The Weitzman Group would estimate in a full and complete appraisal of the same interests.

          Appraisals are only estimates of value and should not be relied upon as measures of realizable value because the current market value of a property is not indicative of the value such property may have at any time in the future. Future value of an appraised property will depend on a variety of factors, including the economic success of the property, the impact of inflation on property values, local competitive conditions, prevailing interest rates and general economic circumstances.

          The Property will be appraised annually by an independent appraisal firm and the results will be furnished to the Company's stockholders.

          (c) On February 21, 1995 the Board of Directors of the Company amended the first paragraph of Section 1.5 of the By-laws of the Company to read, in its entirety, as specified in Exhibit 99.3 hereto. This amendment was contemplated by the Letter Agreement dated December 18, 1994 between the Company and Whitehall Street Real Estate Limited Partnership V and Goldman, Sachs & Co. the text of which was filed as Exhibit 4.8 to the Company's Current Report on Form 8-K dated December 22, 1994.

          (d) On January 23, 1995 Bear Stearns & Co. Inc. and Donaldson, Lufkin & Jenrette Securities Corporation instituted proceedings against the Company in the Supreme

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                                        3


Court of the State of New York, County of New York seeking a judgment against the Company in an amount not less than $5,062,500 plus attorney's fees and costs and interest and such other and further relief as the Court may deem just and proper. The suit alleges that the Company breached a contract relating to the plaintiffs' provision of investment banking services to the Company. The Company is vigorously contesting the plaintiffs' allegations and on February 15, 1995 counsel to the Company filed a notice of a motion for an order dismissing the complaint for failure to state a cause of action and granting such other and further relief as the Court deems just and proper. The Company does not expect the outcome of this litigation to have a material effect on the financial condition of the Company.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibit 99.1 Appraisal of Real Property as of December 31, 1994, dated January 11, 1995, prepared by Douglas Elliman Appraisal and Consulting Division.

     Exhibit 99.2 Review and Concurrence Report prepared by The Weitzman Group, Inc., dated February 15, 1995.

     Exhibit 99.34 Text of first paragraph of Section 1.5 of the By-laws of the Company as amended as of February 21, 1995.

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                                        4


                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.


                              ROCKEFELLER CENTER PROPERTIES, INC.
                                        (Registrant)




                              By: /s/ Richard M. Scarlata
                                  ------------------------------------------
                                    Name:  Richard M. Scarlata
                                    Title:    President and Chief Executive
                                        Officer



Dated: February 22, 1995

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                                INDEX TO EXHIBITS


EXHIBIT NO.

  99.1 Appraisal of Real Property as of December 31, 1994 prepared by Douglas Elliman Appraisal and Consulting Division dated January 11, 1995

  99.2 Review and Concurrence Report prepared by The Weitzman Group, Inc. dated February 15, 1995

  99.3 Text of first paragraph of Section 1.5 of the By-laws of the Company as amended as of February 21, 1995